PRESS RELEASE

SYNTROLEUM ANNOUNCES FOURTH QUARTER RESULTS

For Immediate Release

Tuesday, February 13, 2007

Contact:	Gary Gamino

Syntroleum Corporation

Tulsa – (918) 592-7900

www.syntroleum.com

Tulsa, OK(Syntroleum Corporation (NASDAQ: SYNM) today announced unaudited financial results for the fourth quarter ended December 31, 2006. The Company reported a net loss of $12.3 million, or ($0.22) per share, for the current quarter compared to a net loss of $13.8 million, or ($0.24) per share, for the fourth quarter of 2005. The Company incurred a net loss of $53.9 million, or ($0.96) per share, for the twelve months ended December 31, 2006, compared to a net loss of $41.4 million, or ($0.77) per share, during the same period of 2005. Earnings per share for the quarter included ($0.04) per share loss related to our discontinued international and domestic oil and gas operations, compared to ($0.02) per share loss in the prior period. Loss from continuing operations for the quarter was ($0.18) per share compared to ($0.22) per share in the prior period. The Company’s cash balance at December 31, 2006 was $33.5 million. This compares to a cash balance of $69.7 million at December 31, 2005. "We are pleased to see the positive effects of our recent cost management efforts on our fourth quarter financial results,” said Jack Holmes, president and CEO of Syntroleum.  “Our decreased operating expenses, combined with our recent announcements regarding our stand-by equity financing facility, the sale of our Nigerian assets, and the resolution of our promissory note to Marathon, have significantly enhanced the financial footing of the company and created strong momentum as we begin 2007."

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Syntroleum Announces Fourth Quarter Results

February 13, 2007

Fourth Quarter 2006 vs. Fourth Quarter 2005

Fourth quarter 2006 revenues were $0.2 million, a decrease of $0.6 million from the fourth quarter of 2005. The decrease in revenues is the result of the completion of a contract with the United States Department of Defense in the third quarter of 2006.

The Company incurred expenses for the quarter ended December 31, 2006 of $3.4 million related to research, development, and engineering programs, including $0.8 million of expenditures at its Catoosa Demonstration Facility, compared to $7.8 million for these activities in the quarter ended December 31, 2005. The significant reduction in costs is a result of both the CDF and Pilot Plant being placed in standby mode in September 2006. General, administrative and other expenses for the quarter ended December 31, 2006 were $6.2 million, including $2.0 million for non-cash equity compensation. This compares to $5.9 million of general, administrative and other expenses for the same period last year, including $0.9 million of non-cash equity compensation.

Twelve Months ended December 31, 2006 vs. Twelve Months ended December 31, 2005

Revenues for the twelve months ended December 31, 2006 were $3.8 million compared to $7.9 million for the same period in 2005. Revenues for 2006 are the result of joint development agreements with the United States Department of Defense and GTL fuel sales to both the United States Department of Transportation and Department of Defense. Revenues recognized in 2005 included the recognition of $5.8 million of previously deferred revenues related to the delivery of fuels under the Company’s work with the United States Department of Energy’s (“DOE”) Ultra-Clean Fuels Demonstration Project.

The Company incurred expenses for the twelve months ended December 31, 2006 of $21.1 million related to research, development, and engineering programs, including $8.4 million of expenditures at its Catoosa Demonstration Facility, compared to $22.4 million, including $10.7 million of expenditures at the Catoosa Demonstration Facility, for these activities during the twelve months ended December 31, 2005. In September 2006, the Company placed both the CDF and the Pilot Plant in standby mode. The Company will be utilizing the data obtained from these previous plant operations in order to assist in documenting and commercializing our technology.

General, administrative and other expenses for the twelve months ended December 31, 2006 were $26.5 million, including $7.2 million of non-cash equity compensation. This compares to $22.4 million of general, administrative and other expenses for the same period last year, including $4.7 million of non-cash equity compensation.

Depreciation, depletion and amortization expense for the twelve months ended December 31, 2006 totaled $0.8 million, compared to $0.7 million for the twelve months ended December 31, 2005. Other Income

Syntroleum Announces Fourth Quarter Results

February 13, 2007

(expense) for the twelve months ended December 31, 2006 was an expense of $2.1 million, compared to income of $0.9 million for the twelve months ended December 31, 2005. This variance resulted from the write-off of previously capitalized financing costs and foreign currency exchange rates between periods.

The Company’s fourth quarter 2006 conference call will take place Tuesday, February 13, 2007 at 10:00 AM ET, during which Syntroleum’s senior management will discuss financial results for the period, progress on the Company’s commercial developments and other important activities. A web cast of the call will be available via the Internet by accessing www.syntroleum.com. Listeners should allow a few minutes for registration into the web site. A replay of this conference call will be available on the web site under the Syntroleum Investor Relations tab for a period of one year.

Syntroleum Corporation owns a proprietary GTL and coal-to-liquids process for converting natural gas and/or coal into synthetic liquid hydrocarbons. The Company plans to use its technologies, as well as other third party technologies, to develop and participate in resource monetization projects in a number of global locations.

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(Tables Follow)

This document includes forward-looking statements as well as historical information. Forward-looking statements include, but are not limited to, statements relating to commercializing the Syntroleum Process and related technologies and products and the Company’s financial position and momentum. When used in this document, the words "anticipate," "believe," "estimate," "expect," "intent," "may," "project," "plan" "should," “could,” and similar expressions are intended to be among the statements that identify forward-looking statements. Although Syntroleum believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that debt or equity financing for anticipated plants or related natural gas liquids or oil and gas projects may not be available, the schedule for development, construction and operation of proposed plants may not be met, anticipated appropriation and expenditure of federal monies does not occur, commercial-scale plants do not achieve the same results as those demonstrated on a laboratory or pilot basis or that such plants experience technological and mechanical problems, the potential that improvements to the Syntroleum Process currently under development may not be successful, the impact on plant economics of operating conditions (including energy prices), construction risks, risks associated with investments and operations in foreign countries, our dependence on strategic relationships with manufacturing and engineering companies, volatility of energy prices, the ability to implement corporate strategies, including the continued availability of adequate working capital, competition, intellectual property risks, our ability to obtain financing and other risks described in the Company’s filings with the Securities and Exchange Commission.

® “Syntroleum” is registered as a trademark and service mark in the U.S. Patent and Trademark Office.

Syntroleum Announces Fourth Quarter Results

February 13, 2007

Syntroleum Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited) (Amounts in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Revenue
Joint Development	$ 69	$ 400	$ 1,089	$ 7,444
Other	120	366	2,700	464
Total Revenue	189	766	3,789	7,908

Operating Expenses
DOE Catoosa Project	788	3,671	8,429	10,710
Pilot Plant, Engineering, and R&D	2,643	4,148	12,700	11,734
Depreciation, Depletion and Amortization	204	190	816	686
G&A and Other (includes non-cash equity compensation of $1,974 and $895 for the three months ended December 31, 2006 and 2005, respectively, and $7,176 and $4,686 for the twelve months ended December 31, 2006 and 2005, respectively.)	6,169	5,870	26,543	22,423
Total Operating Expenses	9,804	13,879	48,488	45,553

Income (Loss) from Operations	(9,615)	(13,113)	(44,699)	(37,645)

Investment and Interest Income	487	823	2,527	2,554
Interest Expense	(360)	(429)	(1,717)	(1,704)
Other Income (Expense)	(634)	456	(2,092)	919

Income (Loss) from Continuing Operations	(10,122)	(12,263)	(45,981)	(35,876)

Income (Loss) from Discontinued Operations	(2,193)	(1,519)	(7,962)	(5,518)

Net Income (Loss)	$ (12,315)	$ (13,782)	$ (53,943)	$ (41,394)

Earnings (Loss) Per Share (Basic and Diluted): Continuing Operations	$ (0.18)	$ (0.22)	$ (0.82)	$ (0.67)
Discontinued Operations	$ (0.04)	$ (0.02)	$ (0.14)	$ (0.10)
Net Income	$ (0.22)	$ (0.24)	$ (0.96)	$ (0.77)

Weighted Average Shares Outstanding	55,987	55,530	55,850	53,554

Syntroleum Announces Fourth Quarter Results

February 13, 2007

Syntroleum Corporation and Subsidiaries
Condensed Balance Sheets (Unaudited) (Amounts in thousands)

	December 31, 2006	December 31, 2005
Assets
Cash and Cash Equivalents	$ 33,469	$ 69,663
Restricted Cash	166	-
Other Current Assets	2,173	5,908
Assets of Discontinued Operations	4,023	10,033
Other Non-Current Assets	4,105	4,191

Total Assets	$ 43,936	$ 89,795

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities	$ 4,481	$ 5,438
Current Maturities of Convertible Debt	-	25,925
Liabilities of Discontinued Operations	3,743	4,247
Non-Current Convertible Debt	27,641	-
Non-Current Liabilities	35	114
Deferred Revenue	21,840	20,952
Minority Interests	706	706

Total Liabilities	58,446	57,382

Total Stockholders’ Equity (Deficit)	(14,510)	32,413

Total Liabilities and Stockholders’ Equity (Deficit)	$ 43,936	$ 89,795